UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share *	EBIXQ*	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

On December 28, 2023, the Nasdaq Stock Market LLC (“Nasdaq”) suspended trading of Ebix, Inc. common stock, par value $0.10 per share (“Common Stock”). Nasdaq filed a Form 25 with the U.S. Securities and Exchange Commission on February 15, 2024 to delist the Common Stock from the Nasdaq Stock Market, effective at the opening of the trading session on February 26, 2024. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the U.S. Securities and Exchange Commission may determine, after filing of the Form 25-NSE. Our common stock currently trades on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “EBIXQ.”

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 in this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 17, 2023, Ebix, Inc. (the “Company”), and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (such court, the “Bankruptcy Court” and such proceedings, the “Chapter 11 Cases”). The Chapter 11 Cases are currently jointly administered under the caption In re Ebix, Inc., et al., Case No. 23-80004 (SWE). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

As previously announced, on December 18, 2023, the Company entered into a binding “stalking horse” asset purchase agreement (the “Stalking Horse APA”) with Zinnia Distributor Solutions, LLC, a wholly owned subsidiary of Zinnia Corporate Holdings, LLC (the “Purchaser”), pursuant to which the Purchaser agreed to purchase, subject to the terms and conditions contained therein, the North American Life and Annuity assets (the “NA L&A Assets”) of the Company and certain of its subsidiaries (the “Seller Group”).

Under the terms of the Stalking Horse APA, the Purchaser agreed, subject to Bankruptcy Court approval and absent any higher or otherwise better bid, to acquire the NA L&A Assets from the Seller Group for a base amount of $400 million, subject to certain adjustments in accordance with the terms and conditions of the Stalking Horse APA, plus the assumption of specified liabilities related to the Transferred Assets. The Stalking Horse APA included customary representations and warranties and various customary covenants under the circumstances that are subject to certain limitations, including, without limitation, a break-up fee and expense reimbursement and the right to designate executory contracts and unexpired leases to assume or reject.

The acquisition of the NA L&A Assets by the Purchaser pursuant to the Stalking Horse APA was approved by the Bankruptcy Court on February 16, 2024. No other qualifying bids were received and accordingly, no auction was held.

On April 1, 2024, the Company and the Purchaser amended the Stalking Horse APA to add a Tax Holdback Amount equal to $8 million, to adjust the estimated purchase price and to add a provision regarding Indian Tax liability. The Company consummated the sale of the NA L&A Assets as contemplated by the Stalking Horse APA, as amended thereby completing the disposition of the aforementioned assets on April 1, 2024.

In connection with the sale of the NA L&A Assets, the adjusted preliminary Purchase Price of $386.5 million was paid by the Purchaser and the net proceeds were (i) used to pay down the drawn DIP (including the “rolled up” portion of the pre-petition DIP) in the amount of approximately $93 million, and (ii) certain expenses of sale. The balance is currently held subject to Bankruptcy Court approval.

The foregoing description of the Stalking Horse APA and the amendment to the Stalking Horse APA is qualified in its entirety by reference to the Stalking Horse APA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and the Amendment to the Stalking Horse APA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is hereby incorporated herein by reference.

Cautionary Statements Regarding Trading in the Company’s Securities.

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward Looking Statements

Statements in this report that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: the Company’s ability to fund its planned operations for the next twelve months and its ability to continue as a going concern; the adverse impact of the Chapter 11 Cases on the Company’s business, financial condition, and results of operations; the Company’s ability to successfully consummate the Restructuring and emerge from the Chapter 11 Cases, including by entrance into the RSA and ultimately satisfying the conditions and RSA Milestones set forth therein; the Company’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations through the Restructuring; the Company’s ability to make the required payments under the agreements governing its current debt obligations; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 Cases; the effects of the Restructuring and the Chapter 11 Cases on the Company and the interests of various constituents; risks and uncertainties associated with the Restructuring, including the Company’s ability to obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the Restructuring; the Company’s ability to receive any required approvals of the Plan and the responses of its securityholders and other stakeholders, including those party to the Restructuring, and the RSA; subject to the successful outcome of the Restructuring, the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions; and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in other documents that we file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the sale of NA L&A Assets described in Item 2.01 is not included in this Current Report on Form 8-K. The Company is unable to provide any pro forma financial information of the Company relating to the sale described under Item 2.01 at this time. The Company expects to file an amendment to this Current Report on Form 8-K within 71 days of the date of this Current Report on Form 8-K to provide such pro forma financial information.

(d)	Exhibits.

Exhibit Number	Description

10.1	*Asset Purchase Agreement, dated as of December 18, 2023, by and among the Company and Zinnia Distributor Solutions, LLC.

10.2	*Amendment dated April 1, 2024 to Asset Purchase Agreement dated as of December 18, 2023, by and among the Company and Zinnia Distributor Solutions, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024

EBIX, INC.

	By:	/s/ Peter Fitzsimmons
Name: Peter Fitzsimmons
Title: Chief Restructuring Officer